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                                                                     Exhibit 3.4

                                AMENDED BYLAWS OF

                            THE COMPUTER PLACE, INC.

                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL


                1.01 PLACE OF BUSINESS

                The corporation's known place of business in Maricopa County, Arizona, is designated in the Articles of Incorporation or in a statement filed pursuant to A.R.S. Section 10-013.

                1.02 OTHER PLACES OF BUSINESS

                The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

                1.03 CORPORATE SEAL

                A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of this corporation, but nevertheless if in any instance a corporate seal be used, the same shall be, at the pleasure of the officer affixing the same, either (a) a circle having on the circumference thereof THE COMPUTER PLACE, INC., and in the center "Incorporated 1983 Arizona," or (b) a circle containing the words "Corporate Seal" on the circumference thereof, and in the center "Arizona."


                                   ARTICLE II

                                  SHAREHOLDERS


                2.01 PLACE OF MEETINGS

                All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the corporation, either within or



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without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                2.02 ANNUAL MEETINGS

                Annual meetings of shareholders shall be held on the within thirty (30) days after the end of the fiscal year, but not on a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

                2.03 NOTICE OF ANNUAL MEETING

                Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of 5:00 o'clock P.M. on the day before notice of the meeting is set.

                2.04 SHAREHOLDERS ENTITLED TO VOTE

                The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

                2.05 SPECIAL MEETINGS

                Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, at the request in writing of shareholders owning a majority in amount of the

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entire capital stock of the corporation, issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                2.06 NOTICE OF SPECIAL MEETING

                Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of 5:00 o'clock P.M. on the day before notice of the meeting is sent.

                2.07 QUORUM

                The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting, present in person or represented by proxy, the President, or if he is not present, the Secretary, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                2.08 AUTHORITY OF QUORUM

                When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes of the State of Arizona or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                2.09 VOTING AND PROXIES

                At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each

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share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

                2.10 ACTION WITHOUT MEETING

                Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

                2.11 WAIVER OF NOTICE

                Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the time of the meeting.

                2.12 LIMITATION ON TRANSFER OF SHARES

                No holder of common stock shall have the right or power to encumber, hypothecate, transfer, pledge, sell, or otherwise dispose of any of the shares of the common stock of the corporation, unless such transfer be accomplished by right of inheritance or by operation of law, and no transfer, pledge, sale, or other disposition thereof shall be valid and effective until the shares of common stock proposed to be transferred are first offered for sale to the other holders of common stock of the corporation ratably in accordance with their common stock holdings for the price at which and under the terms on which such shares are proposed to be sold as evidenced by a bona fide offer to purchase. Such offer to the other holders of common stock of the corporation shall be made in writing, signed by such shareholder, and sent by certified or registered mail, return receipt requested, to the Secretary of the corporation at its principal place of business, and such offer shall remain open for acceptance by the other shareholders of the corporation for a period of thirty-five (35) days from the date of mailing such offer.

                Immediately upon receipt of such offer, the Secretary of the corporation shall forward copies thereof by certified or registered mail, return receipt requested, to each holder of common stock of record along with notification of the date such offer was mailed to the corporation. On or before the twenty-

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first (21st) day following the date such offer was mailed to the corporation, each holder of common stock who elects to accept any part or all of his pro rata share of such offer shall so advise the Secretary of the corporation by certified or registered mail, return receipt requested, and deposit with him anything necessary to effectuate such acceptance under the terms of the offer. On the twenty-second (22nd) day following the day such offer was mailed to the corporation, the Secretary of the corporation shall by certified or registered mail, return receipt requested, forward all such acceptances and deposits received by him to the selling shareholder and shall by certified or registered mail, return receipt requested, advise each holder of common stock as to the portion of the offer, in terms of shares, which has not been accepted by shareholders. On or before the thirty-fifth (35th) day following the date the offer was mailed to the corporation, any holder of common stock on a first-come-first-served basis may accept any unaccepted portion of the offer by advising the selling shareholder by certified or registered mail, return receipt requested, of the amount so accepted and delivering to him anything necessary to effectuate such acceptance under the terms of the offer. In the event all stock is not purchased by stockholders, within the thirty-five (35) day period as set forth herein, the corporation shall have the right for ten (10) days after the thirty-five (35) day period to purchase any unpurchased stock at the same price and terms as any shareholder could have purchased the stock.

                A reference to this section of these bylaws and the effect of the provisions contained herein shall be printed upon each certificate for common stock issued by the corporation and these provisions shall thereupon be a part thereof and binding upon each and every owner thereof regardless of how such common stock may be acquired. These provisions shall be binding also upon any executor, administrator, or other legal representative of any holder of common stock in case of the transfer, pledge, or sale of any shares of common stock by any of these persons.

                In the event of any inconsistencies between this Section 2.12 of
ARTICLE II and a written Stock Purchase Agreement enforceable against all shareholders, at the time it was executed, the Stock Purchase Agreement shall control and be binding upon the shareholders.


                                   ARTICLE III

                                    DIRECTORS

               3.01 NUMBER AND ELECTION

                The number of Directors which shall constitute the whole board shall be not fewer than two (2) nor more than seven (7).


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The Directors shall be set and be elected at the annual meeting of the shareholders, except as provided in Section 3.02 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

               3.02 VACANCIES

                All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority vote of the remaining director or directors, even though they constitute less than a quorum, or by a majority vote of the stockholders. This may be accomplished at any special or regular meeting of the Board of Directors or by the stockholders at any regular or special meeting. A director thus elected to fill any vacancies shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

                3.03 DUTIES OF BOARD

                The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these bylaws, directed or required to be exercised or done by the shareholders.

               3.04 PLACE OF MEETING

                The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona.

                3.05 FIRST MEETING OF BOARD OF DIRECTORS

                The first meeting of each new elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.

                3.06 REGULAR MEETINGS

                Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time

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to time be determined by the Board. Such meetings may be conducted by telephone means upon the consent of a majority of the Board of Directors.

                3.07 SPECIAL MEETINGS

                Special meetings of the Board may be called by the President or the Secretary on one (1) day's notice to each Director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. Such meetings may be conducted by telephone means upon the consent of a majority of the Board of Directors.

                3.08 QUORUM

                A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

               3.9 ACTION WITHOUT MEETING

                Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing. The writing or writings are to be filed with the minutes of proceedings of the Board or committee.

               3.10 EXECUTIVE COMMITTEE

                There may be created at the option of the Board of Directors an Executive Committee consisting of two (2) members of the Board of Directors who shall be elected by the whole board at the first meeting of the Board of Directors following each annual meeting of shareholders. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by the Board of Directors acting at a meeting or by unanimous consent. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the

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business and affairs of the corporation, but shall not possess any authority of the Board of Directors prohibited by law.

                3.11 REIMBURSEMENT EXPENSES

                The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

                3.12 WAIVER OF NOTICE

                Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.

                3.13 VACANCY

                A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.


                                   ARTICLE IV

                                    OFFICERS


                4.01 ELECTION AND OFFICES

                The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation or these bylaws otherwise provide. The Board of Directors may leave any office vacant indefinitely so long as

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there is a President or Vice President and a Secretary or an assistant secretary available to act.

                4.02 TIME OF ELECTION

                The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

                4.03 SALARIES

                The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

                4.04 VACANCY

                A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors at any time.

                4.05 CHAIRMAN OF THE BOARD

                The Chairman of the Board, if one shall have been appointed and serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

                4.06 THE PRESIDENT

                The President shall preside at all meetings of shareholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, subject to policies established by the Board of Directors.

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                4.07 THE VICE PRESIDENTS

                There shall be as many vice presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the vice presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

                4.08 THE SECRETARY

                The Secretary shall see that the minutes of all meetings of shareholders, of the Board of Directors, and of any standing committees are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the corporation except the books of account, and in general shall perform all the duties incident to the office of Secretary of a corporation and such other duties as may be assigned to him or her.

                4.09 THE TREASURER

                The Treasurer shall have general custody of all the funds and activities of the corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, Directors, and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as an operating expense.

                4.10 THE ASSISTANT SECRETARIES

                There may be such number of assistant secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant secretary shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.


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               4.11 THE ASSISTANT TREASURERS

                  There may be such number of assistant treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

                                    ARTICLE V

               5.01 FORM OF CERTIFICATE

                Each certificate of stock shall express on its face the par value of the shares.

                5.02 ISSUANCE

                All certificates of stock shall be signed by the president or vice president and by the secretary or an assistant secretary. The name of the initial owner of each certificate and the number of shares represented by it shall be entered on its stub.

                5.02 TRANSFER

                Certificates of stock shall be transferred on the books of the company by assignment made by the owner, his attorney in fact, or legal representative, and by delivery of the certificate to the secretary of the company for transfer, together with such further supporting documents as the company may reasonably require. Each certificate surrendered for transfer shall be marked "Cancelled" by the secretary and the cancelled certificate shall be affixed to its stub.

                5.03 LOST CERTIFICATES.

                Should the owner of any certificate of stock make application to the company for the issuance of a duplicate certificate by reason of the loss or destruction of his certificate, he shall accompany his application by an affidavit setting forth the time, place, and circumstances of such loss or destruction, together with a bond, if deeemed appropriate by the secretary, in such amount and with such surety or sureties acceptable to the secretary of the company, indemnifying the company against such loss as it may suffer by reason of the issuance of a duplicate certificate or the refusal to recognize the certificate that was allegedly lost or destroyed. Upon satisfaction of the foregoing, a duplicate certificate may be

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issued. The duplicate certificate shall be marked "Duplicate," and the stub of the certificate lost or destroyed shall indicate the issuance of the duplicate.


                                   ARTICLE VI

                         REPEAL, ALTERATION OR AMENDMENT

                These bylaws may be repealed, altered or amended, or substitute bylaws may be adopted at any time only by a majority of the Board of Directors.


                                  ARTICLE VII

                                  SEVERABILITY

                Should any portion of these bylaws be found to be invalid or unenforceable by any court of competent jurisdiction, the remaining bylaws shall be unaffected thereby and shall remain in full force and effect.

                I, MERLE L. HALLS, Secretary of THE COMPUTER PLACE, INC., an Arizona corporation, do hereby certify that the foregoing Amended Bylaws were duly adopted as the Bylaws of said corporation by the Board of Directors at a Special Joint Meeting of Stockholders and Board of Directors, duly held on the 16th day of September 1987; and that the same do now constitute the Bylaws of said corporation.

                DATED this 16th day of September 1987.


                                   /s/ Merle L. Halls
                                   --------------------------------------
                                   MERLE L. HALLS, Secretary



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